Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 2, 2021, with respect to the consolidated financial statements of CI&T Software S.A., incorporated herein by reference.

Campinas

December 29, 2021

/s/ KPMG Auditores Independentes Ltda.
KPMG Auditores Independentes Ltda.